Exhibit 2

TERCICA, INC.

AMENDED AND RESTATED

STOCK OPTION AGREEMENT

This Amended and Restated Stock Option Agreement (this “Option Agreement”) is entered into by and between Tercica, Inc. (the “Company”) and MedImmune Ventures, Inc. (“MVI”) effective as of January 8, 2004.

R E C I T A L S

WHEREAS, Dr. Wayne T. Hockmeyer (“Dr. Hockmeyer”) serves as a director of the Company in his capacity as President of MVI, a significant stockholder of the Company;

WHEREAS, pursuant to Dr. Hockmeyer’s arrangement with MVI, all equity compensation to be granted to Dr. Hockmeyer in connection with his service as a member of the Board is to be granted instead to MVI;

WHEREAS, on January 8, 2004, the Administrator mistakenly granted an option to purchase 22,500 shares of Common Stock in the name of Dr. Hockmeyer (the “Original Option”), which option should have been granted in the name of MVI; and

NOW, THEREFORE, the Company hereby grants MVI the Option described below outside of any equity compensation plan of the Company to correct the mistaken grant made in the name of Dr. Hockmeyer.

1.                                      Definitions.  As used herein, the following definitions shall apply:

(a)                                  “Administrator” means the Board or any of its Committees as shall be administering this Option Agreement in accordance with paragraph (j) of Section 3 hereof.

(b)                                  “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                  “Change in Control” means the occurrence of any of the following events:

(i)                                         Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(f)                                    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with paragraph (j) of Section 3 hereof.

(g)                                 “Common Stock” means the common stock of the Company.

(h)                                 “Company” has the meaning set forth in the first paragraph of this Option Agreement.

(i)                                    “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(j)                                    “Director” means a member of the Board.

(k)                                “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l)                                    “Dr. Hockmeyer” has the meaning set forth in the Recitals above.

(m)                              “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)                                  “Exercise Notice” has the meaning set forth in Section 3(b)(ii) hereof.

(p)                                  “Exercise Price” has the meaning set forth in Section 2 hereof.

(q)                                  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)                                         If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such  exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(iii)                                 In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(r)                                  “MVI” has the meaning set forth in the first paragraph of this Option Agreement.

(s)                                  “Nonstatutory Stock Option” means a stock option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t)                                    “Option” means the option set forth in Section 2 hereof

(u)                                 “Optionee” means Medlmmune Ventures, Inc.

(v)                                   “Optioned Stock” means the Common Stock subject to the Option.

(w)                                “Original Option” has the meaning set forth in the Recitals above.

(x)                                  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)                                  “Service Provider” means an Employee, Director or Consultant.

(z)                                  “Share” means a share of the Common Stock, as adjusted in accordance with paragraph (k) of Section 3 below.

(aa)                            “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.                                      Notice Of Stock Option Grant

Medlmmune Ventures, Inc.
One Medlmmune Way
Gaithersburg, MD 20878

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement, as follows:

Date of Grant	January 8, 2004

Vesting Commencement Date	January 8, 2004

Exercise Price Per Share	$4.00

Total Number of Shares Granted	22,500

Total Exercise Price	$90,000.00

Type of Option:	Nonstatutory Stock Option

Term/Expiration Date:	January 7, 2014

Vesting Schedule:

This Option shall vest and become exercisable according to the following vesting schedule:

One-third (1/3rd) of the Shares subject to the Option shall vest one (1) year after the Vesting Commencement Date, and one-third (1/3rd) of the shares subject to the Option shall vest each year thereafter, subject to Dr. Hockmeyer continuing to be a Service Provider on such dates.

Termination Period:

This Option shall be exercisable for three (3) months after Dr. Hockmeyer ceases to be a Service Provider; provided, however, if Dr. Hockmeyer ceases to be a Service Provider as a result of Dr. Hockmeyer’s death or Disability, this Option may be exercised for one (1) year after Dr. Hockmeyer ceases to be a Service Provider.  In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

This Option amends and restates in its entirety the Original Option granted in the name of Dr. Hockmeyer.  The Original Option shall have no further force or effect.

3.                                       Terms and Conditions

(a)                                  Exercise of Option.

(i)                                         Right to Exercise.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Section 2 hereof and with the applicable provisions of this Option Agreement.  This Option may not be exercised for a fraction of a Share.  Exercise of this Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under this Option Agreement by the number of Shares as to which this Option is exercised.

(ii)                                     Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

(iii)                                 No Rights as Shareholder Until Shares Issued.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in paragraph (k) of this Section 3.

(b)                                  Optionee’s Representations.  In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company its Investment Representation Statement in the form attached hereto as Exhibit B.

(c)                                  Lock-Up Period.  Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act.

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In addition, if :requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.  Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section.

(d)                                  Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)                                         cash or check; or

(ii)                                     surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

(e)                                  Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

(f)                                    Non-Transferability of Option.  This Option may not be transferred in any manner.  The terms of this Option Agreement shall be binding upon the successors of the Optionee.

(g)                                 Optionee Share Transfer Restrictions.  Optionee hereby acknowledges, understands and agrees to the share transfer restrictions set forth in Sections 5 and 6 of the Exercise Notice attached hereto as Exhibit A.

(h)                                 Term of Option.  This Option may be exercised only within the term set out in Section 2 hereof, and may be exercised during such term only in accordance with terms of this Option Agreement.

(i)                                    Tax Obligations.

(i)                                         Withholding Taxes.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise (including any such withholding requirements that relate to Dr. Hockmeyer).  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(j)                                    Administration of this Option Agreement.  This Option Agreement shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.  The Administrator shall have the authority in its discretion to construe and interpret the terms of this Option Agreement.  All decisions, determinations and interpretations of the Administrator shall be final and binding on the Optionee.

(k)                                Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(i)                                         Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock  split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Option Agreement, may (in its sole discretion) adjust the number, class, and price of Shares covered by this Option.

(ii)                                     Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, this Option will terminate immediately prior to the consummation of such proposed action.

(iii)                                 Merger or Change in Control.  In the event of a merger of the Company with or into another corporation, or a Change in Control, this Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation in a merger or Change in Control refuses to assume or substitute for the Option, then the Optionee shall fully vest in and have the right to exercise this Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.  If this Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that this Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and this Option shall terminate upon expiration of such period.  For the purposes of this paragraph, this Option shall be considered assumed if, following the merger or Change in Control, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to this Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of this Option, for each Share of Optioned Stock subject to this Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or Change in Control.

(l)                                    Amendment and Termination of this Option.

(i)                                         Amendment and Termination.  Subject to subparagraph (iii) of this paragraph (1) of Section 3, the Board may at any time amend, alter or terminate this Option Agreement.

(ii)                                     Shareholder Approval.  The Board shall obtain shareholder approval of any amendment to this Option to the extent necessary and desirable to comply with Applicable Laws.

(iii)                                 Effect of Amendment or Termination.  No amendment, alteration or termination of this Option Agreement shall impair the rights of the Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

(m)                              Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(n)                                 Reservation of Shares.  The Company, during the term of this Option, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Option.

(o)                                  Entire Agreement; Governing Law.  This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

(p)                                  No Guarantee of Continued Service.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY DR. HOCKMEYER CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR

IMPLIED PROMISE OF CONTINUED ENGAGEMENT OF DR. HOCKMEYER AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH DR. HOCKMEYER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE DR. HOCKMEYER’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Option Agreement.  Optionee further agrees to notify the Company upon any change in the address indicated below.

Dated: January 17, 2005

OPTIONEE	THE COMPANY

MEDIMMUNE VENTURES, INC.	TERCICA, INC.

By	By

/s/Edward T. Mather	/s/ Stephen N. Rosenfield

Edward T. Mathers	Stephen N. Rosenfield
Print Name	Print Name

Senior VP Legal Affairs
Authorized Person	General Counsel and Secretary
Title	Title

Address:

One MedImmune Way
Gaithersburg, MD 20878

The undersigned hereby acknowledges that the Original Option (as defined above) is null and void and of no further force and effect.

/s/Wayne T. Hockmeyer
Wayne T. Hockmeyer

EXHIBIT A

MEDIMMUNE VENTURES, INC. STOCK OPTION AGREEMENT

EXERCISE NOTICE

Tercica, Inc.
651 Gateway Boulevard, Suite 950
South San Francisco, CA 94080

Attention: Assistant Secretary

1.                                      Exercise of Option.  Effective as of today,                       , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase shares of the Common Stock (the “Shares”) of Tercica, Inc. (the “Company”) under and pursuant to the Stock Option Agreement between the Company and Medlmmune Ventures, Inc. dated January 8, 2004 (the “Option Agreement”).

2.                                      Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3.                                      Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4.                                      Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in paragraph (k) of Section 3 of the Option Agreement.

5.                                      Optionee Share Transfer Restrictions.

(a)                                  For purposes of this Section 5, the following terms shall have the following definitions:

(i)                                         “Common Stock” shall mean the Common Stock of the Company.

(ii)                                     “Fully Diluted Basis” shall mean the then outstanding shares of Common Stock, including all shares of Common Stock into each outstanding shares of preferred stock of the Company are then convertible, shares of Common Stock issuable upon exercise of outstanding options, warrants or other convertible securities,

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and any Common Stock reserved for future issuance pursuant to plans approved by the Board of Directors.

(iii)                                 “Qualified PO” shall mean the Company’s initial registration statement under the Securities Act of 1933, as amended, with respect to a firm commitment public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction) pursuant to which (x) the per share offering price to the public (prior to the deduction of underwriter commissions and expenses) is equal to or exceeds $12.00 (as adjusted for stock splits, stock dividends, reclassifications, subdivisions, combinations and the like) and (y) the aggregate proceeds to the Company is equal to or exceeds $35,000,000.

6.                                      Company’s Right of First Refusal.  Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”); provided, however, that the provisions of this Section shall not apply in the event Optionee is a Restricted Party under the ROFR Agreement.

(a)                                  Notice of Proposed Transfer.  The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)                                  Exercise of Right of First Refusal.  At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)                                  Purchase Price.  The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d)                                  Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty

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(30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)                                  Holder’s Right to Transfer.  If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may, subject to Section 5 above (if applicable), sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance  with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Exercise Notice shall continue to apply to the Shares in the hands of such Proposed Transferee.  If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)                                    Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the closing of the Company’s Qualified PO (as defined is Section 5 hereof), or (ii) the closing of any liquidation, dissolution, or winding up of the Company whether voluntary or involuntary including any sale, exchange, conveyance or other disposition of the capital stock of the Company in a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or the sale of all or substantially all of the Company’s assets.

7.                                      Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

8.                                      Restrictive Legends and Stop-Transfer Orders.

(a)                                  Legends.  Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH

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OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST  REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b)                                  Stop-Transfer Notices.  Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                                  Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

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9.                                      Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and its successors.

10.                               Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Administrator shall be final and binding on all parties.

11.                               Governing Law; Severability.  This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of Delaware.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice will continue in full force and effect.

12.                               Entire Agreement.  The Option Agreement is incorporated herein by reference.  This Exercise Notice and the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:
OPTIONEE	THE COMPANY

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MEDIMMUNE VENTURES, INC.	TERCICA, INC.

By	By

Print Name	Print Name

Title	Title

Address:	Address:

One Medlmmune Way Gaithersburg, MD 20878	651 Gateway Boulevard, Suite 905 South San Francisco, CA 94080

Date Received

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EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	MEDIMMUNE VENTURES, INC.

COMPANY:	TERCICA, INC.

SECURITY:	COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a)                                  Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                  Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which.  exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein.  In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.  Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Optionee further acknowledges and understands that the Company is under no obligation to register the Securities.  Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c)                                  Optionee is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 144 requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate

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who subsequently holds the Securities less than two years, the satisfaction of the certain conditions, including: (1) the resale  being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said teem is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

(d)                                  Optionee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

MEDIMMUNE VENTURES, INC.

By

Date:

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